UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2010
Date of Report (Date of earliest event reported)

SPRING CREEK CAPITAL CORP.
(Exact name of registrant as specified in its charter)

NEVADA	814-00783	98-0496750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, Suite 2401 New York, NY	10005
(Address of principal executive offices)	(Zip Code)

646-896-3050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 Registrant’s Business and Operations Item 1.01 Entry into a Material Definitive Agreement
On July 12, 2010, the Registrant exchanged its 10%-interest in BioCube, Inc. (“BioCube”) for 2 million shares of common stock of Alliance Network Communications Holdings, Inc. (“Alliance”) in connection with a transaction in which BioCube became a wholly-owned subsidiary of Alliance. The exchange was in accordance with a Share Aquisition Agreement, dated June 24, 2010, filed with this Report as Exhibit 10.1.  No cash or other consideration was involved.  Boris Rubizhevsky is the Chairman of the Board and the major shareholder of BioCube and the Chairman and a shareholder of Alliance.

Alliance trades under the symbol ALHN.OB.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Share Aquisition Agreement dated June 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRING CREEK CAPITAL CORP.
Date: July 20, 2010
	By:	/s/ Kelly T. Hickel
Kelly T. Hickel
Chief Executive Officer